Exhibit 99.1

Immunome Reports Third Quarter 2025 Financial Results and Provides Business Update

Nov. 6, 2025

BOTHELL, Wash. – Immunome, Inc. (Nasdaq: IMNM), a biotechnology company focused on developing first-in-class and best-in-class targeted cancer therapies, today announced financial results for the quarter ended September 30, 2025, and provided a business update.

“Immunome’s pipeline continues to advance,” said Clay B. Siegall, Ph.D., President and Chief Executive Officer of Immunome. “We anticipate the release of topline data for the RINGSIDE trial of varegacestat before the end of this year, to be followed by an NDA submission if warranted.”

“I am particularly pleased to share that we have observed objective responses at multiple dose levels in B-cell lymphoma patients treated with IM-1021. The clinical activity and safety we’ve seen underscore the potential of HC74, our proprietary TOP1 inhibitor ADC payload. We plan to present initial data for that program in 2026.”

Pipeline Highlights

Varegacestat: Immunome expects to report topline data for the Phase 3 RINGSIDE Part B study before the end of 2025.

IM-1021: The Phase 1 clinical trial of IM-1021 is ongoing, with objective responses observed in B-cell lymphoma patients at multiple dose levels. Immunome expects to present initial data for IM-1021 in 2026.

HC74: In October, Immunome presented a poster entitled “HC74, a novel topoisomerase I inhibitor payload for antibody-drug conjugates that overcomes multi-drug resistance” at the AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics in Boston. HC74 is the payload included in IM-1021 and additional Immunome ADC programs. Highlights of the poster include:

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Over-expression of drug efflux transporters such as ABCC1 and ABCB1 drives primary and acquired resistance to approved ADC payloads and standard chemotherapies but not to HC74
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HC74 exhibits high membrane permeability, leading to enhanced cytotoxicity and robust bystander activity
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ADCs incorporating HC74 show meaningful efficacy in multiple preclinical tumor models, including:
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Colorectal cancer refractory to trastuzumab-DXd and irinotecan
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Models with acquired resistance to trastuzumab-DXd
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Non-small cell lung cancer with heterogenous target expression

IM-3050: Immunome received IND clearance for IM-3050 in April 2025 and plans to initiate a Phase 1 study in early 2026 after delivery of third-party diagnostic radiotracer supply.

Preclinical Pipeline: Immunome’s three preclinical ADCs against solid tumor targets, IM-1617, IM-1340 and IM-1335, each of which incorporates HC74, continue to advance towards 2026 IND submissions. Additional undisclosed ADCs are in discovery and lead optimization.

Third Quarter 2025 Financial Results

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As of September 30, 2025, cash and cash equivalents totaled $272.6 million, including net proceeds of $44.9 million from two transactions under its at-the-market equity offering program. Immunome expects its current cash position to fund operations into 2027.
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Research and development expenses for the quarter ended September 30, 2025 were $49.2 million, including stock-based compensation costs of $2.9 million.
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General and administrative expenses for the quarter ended September 30, 2025 were $10.9 million, including stock-based compensation expense of $3.9 million.
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Immunome reported a net loss of $57.5 million for the quarter ended September 30, 2025.

About Immunome, Inc.

Immunome is a clinical-stage targeted oncology company committed to developing first-in-class and best-in-class targeted therapies designed to improve outcomes for cancer patients. We are advancing an innovative portfolio of therapeutics, drawing on leadership that previously played key roles in the design, development, and commercialization of cutting-edge targeted cancer therapies, including antibody-drug conjugate therapies (ADCs). Our most advanced pipeline programs are varegacestat (formerly AL102), a gamma secretase inhibitor which is currently in a Phase 3 trial for treatment of desmoid tumors; IM-1021, a ROR1-targeted ADC which is currently in a Phase 1 trial; and IM-3050, a FAP-targeted radioligand, which recently received IND clearance. Our pipeline also includes IM-1617, IM-1335, and IM-1340, all of which are preclinical ADCs pursuing undisclosed targets with expression in multiple solid tumors. For more information, visit www.immunome.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release that are not purely historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We use words such as “focused,” “advance,” “anticipate,” “if warranted,” “potential,” “plan,” “expect,” and similar expressions to identify these forward-looking statements. These forward-looking statements include statements regarding progress of Immunome’s pipeline and achievement of key milestones; Immunome’s expected timing for providing topline data for the Phase 3 RINGSIDE Part B trial and the possibility that data may support a new drug application submission; the significance of early clinical trial data for IM-1021; the potential of Immunome’s proprietary payload; Immunome’s progress towards submitting INDs for three additional ADCs; the expected timing for initiating a Phase 1 clinical trial for IM-3050; Immunome’s expected cash runway; the potential of Immunome’s targeted therapies to provide first-in-class or best-in-class status; and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. These forward-looking statements are based on Immunome’s current expectations and involve assumptions that may never materialize or may prove to be incorrect; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including the risk that Immunome will not be able to realize the benefits of its strategic transactions; the risk that regulatory approvals for Immunome’s programs and product candidates are not obtained, are delayed or are subject to unanticipated conditions; the risk that pre-clinical data may not be predictive of clinical data or that early clinical data may not be predictive of later clinical data or commercial viability; the risk of reliance on third-party vendors; the risk that Immunome’s programs and product candidates fail to achieve their intended endpoints; uncertainties related to Immunome’s capital requirements and Immunome’s expected cash runway; Immunome’s ability to grow and advance its pipeline and successfully execute on its business plan; and other risks and uncertainties included under the caption “Risk Factors” in Immunome’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the Securities and Exchange Commission (“SEC”) on August 6, 2025, and in Immunome’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, to be filed with the SEC later today. These documents can also be accessed on Immunome’s website at www.immunome.com by clicking on the link “Financials” under the “Investors” tab. The forward-looking statements included in this press release are made only as of the date hereof. Except as required by law, Immunome assumes no obligation and does not intend to update any forward-looking statements included in this press release.

Investor Contact:

Max Rosett

Chief Financial Officer

investors@immunome.com

IMMUNOME, INC.

Condensed Consolidated Balance Sheets

(Unaudited; in thousands)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$ 272,639	$ 143,351
Marketable securities	—	73,952
Prepaid expenses and other current assets	7,285	4,036
Total current assets	279,924	221,339
Property and equipment, net	11,563	10,113
Operating right-of-use assets	3,125	4,278
Restricted cash	210	100
Other long-term assets	4,555	4,411
Total assets	$ 299,377	$ 240,241
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 6,147	$ 14,189
Accrued expenses and other current liabilities	25,298	33,177
Deferred revenue, current	—	6,941
Total current liabilities	31,445	54,307
Operating lease liabilities, net of current portion	4,013	4,769
Total liabilities	35,458	59,076
Stockholders’ equity:
Preferred stock	—	—
Common stock	9	6
Additional paid-in capital	922,174	696,872
Accumulated other comprehensive income	—	57
Accumulated deficit	(658,264)	(515,770)
Total stockholders’ equity	263,919	181,165
Total liabilities and stockholders’ equity	$ 299,377	$ 240,241

IMMUNOME, INC.

Condensed Consolidated Statement of Operations and Comprehensive Loss

(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended September 30,
	2025	2024
Collaboration revenue	$ —	$ 2,910
Operating expenses:
In-process research and development	—	6,706
Research and development(1)	49,193	37,200
General and administrative(1)	10,945	9,526
Total operating expenses	60,138	53,432
Loss from operations	(60,138)	(50,522)
Interest income	2,681	3,422
Net loss	$ (57,457)	$ (47,100)
Net loss per share, basic and diluted	$ (0.65)	$ (0.78)
Weighted-average shares outstanding, basic and diluted	87,957,868	60,205,327
Comprehensive loss:
Net loss	$ (57,457)	$ (47,100)
Unrealized gain on marketable securities	24	68
Comprehensive loss	$ (57,433)	$ (47,032)

(1) Amounts include non-cash share-based compensation as follows (in thousands):

	Three Months Ended September 30,
	2025	2024
Research and development	$ 2,851	$ 1,820
General and administrative	3,896	3,072
Total share-based compensation expense	$ 6,747	$ 4,892